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                                                                     EXHIBIT 1.1

                                8,460,000 SHARES


                            VALERO ENERGY CORPORATION


                    2% MANDATORY CONVERTIBLE PREFERRED STOCK
                     (LIQUIDATION PREFERENCE $25 PER SHARE)




                             UNDERWRITING AGREEMENT






October 28, 2003



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                                                    October 28, 2003




Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10025

Dear Sirs and Mesdames:

         Orion Refining Corporation, a Delaware corporation ("ORION"), a shareholder of Valero Energy Corporation, a Delaware corporation (the "COMPANY"), proposes to sell to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS"), an aggregate of 8,460,000 shares of the Company's 2% Mandatory Convertible Preferred Stock, liquidation preference $25 per share, (the "PREFERRED SHARES"), which is convertible into shares of the Company's common stock, par value $.01 per share (the "COMMON SHARES" and, together with the Preferred Shares, the "SHARES"). Orion currently is a debtor and debtor-in-possession in bankruptcy proceedings pending in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT") in Case No. 03-11483 (MFW) (the "BANKRUPTCY CASE"). On October 10, 2003, the Bankruptcy Court entered an order in the Bankruptcy Case (the "SALE ORDER") that, inter alia authorizes the sale of the Preferred Shares to the Underwriters in accordance with the terms of this Agreement.

         All outstanding shares of preferred stock, liquidation preference $25 per share, of the Company outstanding are hereinafter referred to as the "PREFERRED STOCK." The shares of common stock, par value $.01 per share, of the Company to be issued upon conversion of the Preferred Stock are hereinafter referred to as the "COMMON STOCK." All outstanding Common Shares will have attached thereto preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement (the "RIGHTS AGREEMENT") dated as of July 17, 1997 between the Company and Computershare Investors Services L.L.C., as Rights Agent.

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the "SECURITIES ACT"), a registration statement on Form S-3 (registration no. 333-106949), including a related prospectus, relating to the registration of the Preferred Stock and the shares of Common Stock issuable upon conversion of the Preferred Stock. The registration statement as amended at the date of this Agreement, including information, if any, deemed to be part of the registration


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statement at the time of effectiveness pursuant to Rule 430A under the
Securities Act is hereinafter referred to as the "REGISTRATION STATEMENT," and the prospectus included therein, in the form first used to confirm sales of the Shares, is hereinafter referred to as the "PROSPECTUS." Each preliminary prospectus included in the Registration Statement prior to the time the Registration Statement becomes effective is herein referred to as a "PRELIMINARY PROSPECTUS." If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference to the term Registration Statement, any Preliminary Prospectus or the Prospectus or to any amendment or supplement to any of the foregoing documents shall include the documents incorporated therein by reference and, in the case of any reference herein to any Prospectus, also shall include any documents incorporated by reference therein, and any supplements or amendments thereto. The terms "SUPPLEMENT" and "AMENDMENT" or "AMEND" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are deemed to be incorporated by reference in the Prospectus.

                  1. Representations and Warranties of the Company and Orion.
(A) The Company represents and warrants to and agrees with each of the Underwriters and Orion that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus


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         based upon information relating to (i) any Underwriter furnished to the
         Company in writing by such Underwriter or its counsel through you expressly for use therein, or (ii) Orion furnished to the Company in writing by Orion or its counsel through you expressly for use therein.

                  (c) The Company (i) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (d) Each subsidiary of the Company which is a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X (a "SIGNIFICANT SUBSIDIARY") (i) has been duly formed, is validly existing in good standing under the laws of the jurisdiction of its formation, (ii) has the corporate, limited liability company, limited partnership or partnership power and authority to own its property and to conduct its business as described in the Prospectus and (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company.

                  (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                  (g) The shares of Common Stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

                  (h) The Preferred Shares have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any preemptive or similar rights.

                  (i) The shares of Common Stock reserved for issuance upon conversion of the Preferred Shares have been duly authorized and reserved and, when issued upon conversion of the Preferred Shares in accordance with the terms of the Preferred Shares, will be validly issued, fully paid



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         and non-assessable, and the issuance of the Common Shares will not be subject to any preemptive or similar rights.

                  (j) The Rights Agreement has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the Common Shares, will be validly issued, and the shares of Junior Participating Preferred Stock, Series I, issuable upon exercise of the Rights, have been duly authorized by the Company and validly reserved for issuance, and when issued upon the exercise of the Rights in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.

                  (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Rights Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency that has not already been obtained is required for the performance by the Company of its obligations under this Agreement or the Rights Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and except such as shall have been obtained by Orion from the United Sates Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT"), as to which the Company makes no representation or warranty.

                  (l) Neither the Company nor any of its subsidiaries is in violation of its corporate charter or by-laws or other constitutive document or in default under any agreement, indenture or instrument, which default could reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and no event or condition has occurred or exists which, with the giving of notice or the lapse of time or both, would result in any such violation or default which would have such an effect. Except as described in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation could reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (m) There has not occurred any material adverse change, or any development involving a prospective material adverse change in the


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         condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (n) There are no legal or governmental investigations or proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (o) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (p) All licenses, permits, consents, certificates of need, authorizations, certifications, accreditations, franchises, approvals, grants of rights by, or filings or registrations with, any federal, state, local or foreign court or governmental or public body, authority, or other instrumentality or third person (including without limitation the Federal Energy Regulatory Commission ("FERC")) (any of the foregoing a "LICENSE") necessary for the Company and its subsidiaries to own, build, maintain or operate their respective businesses or properties have been duly authorized and obtained, and are in full force and effect, except where the failure to so be obtained or in effect would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and the Company and its subsidiaries are in compliance in all material respects with all provisions thereof; no event has occurred which permits (or with the passage of time would permit) the revocation or termination of any License, or which could result in the imposition of any restriction thereon, which is of such a nature or the effect of which would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; no material License is the subject of any pending or, to the best of the Company's knowledge, threatened challenge or revocation which, if such License were revoked, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; the Company and its subsidiaries are not required to obtain any material License that has not already been obtained from, or effect any material filing or registration that has not already been effected with, the FERC or any other federal, state or local regulatory authority in connection with the


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         execution and delivery of this Agreement or the Rights Agreement; and
         except, in each case, as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (q) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and except, in each case, as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (r) Except as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (s) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

                  (t) The Company has prepared its financial statements on a consistent basis in accordance with generally accepted accounting principles.

                  (u) Neither the Company nor any of its subsidiaries is a "holding company", a "subsidiary company" or a "holding company", an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", as each of such terms is defined in the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder.

                  (v) The Company and its subsidiaries have good and indefeasible title to all items of real property and good and defensible title to all personal property owned by them and the right to use all other property used or proposed to be used by them in the ordinary course of business, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially adversely affect the value of such property and do not unreasonably interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not unreasonably interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries.

         (B) Orion represents and warrants to and agrees with the Company and each of the Underwriters that:

                  (a) Orion now has and at the Closing Date (as such date is hereinafter defined) will have good and marketable title to the Preferred Shares to be sold by Orion, and the requisite corporate power and authority to effect the sale and delivery of such Preferred Shares to the Underwriters as contemplated by this Agreement; and upon the delivery of, against payment for, such Preferred Shares pursuant to this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, interests and claims.

                  (b) Orion has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution and delivery by Orion of this Agreement and the consummation by Orion of the transactions herein contemplated and the performance by Orion of its obligations hereunder will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body not already obtained (except as may be required under the Securities Act, state securities laws or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, the organizational documents of Orion, or any indenture, mortgage, deed of trust or other agreement or instrument to which Orion is a party that would have an adverse effect on the ability of Orion to perform its obligations under this Agreement, or of any order, rule or regulation applicable to Orion of the Bankruptcy Court or any other court or of any regulatory body or administrative agency or other governmental body having jurisdiction.


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                  (c) Orion has not taken and will not take, directly or
         indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Preferred Stock or Common Shares of the Company and, other than as permitted by the Securities Act, Orion will not distribute any prospectus or other offering material in connection with the offering of the Shares.

                  (d) The information pertaining to Orion under the caption "Selling Securityholder" in the Prospectus is complete and accurate in all material respects.

                  2. Agreements to Sell and Purchase. Upon the basis of the representations, warranties and covenants herein contained, and subject to the conditions hereinafter stated, Orion hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from Orion at $21.67 a share (the "PURCHASE PRICE") the number of Preferred Shares set forth in Schedule I hereto opposite the name of such Underwriter.

The Company hereby agrees that, without the prior written consent of the Underwriters, it will not, during the period ending 45 days after the date of this agreement, (i) register, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Preferred Stock or Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or
(ii) enter into any swap or other arrangement that transfers from the Company to another, in whole or in part, any of the economic consequences of ownership of the Preferred Stock or Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Stock, Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the grant of options or Common Stock under the Company's stock and incentive plans as in effect at the date hereof or the issuance of shares of Common Stock under the Company's non-employee director stock plan, (C) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Prospectus, or (E) the issuance by the Company of unregistered securities in connection with acquisitions, which securities will not be registered for resale before the end of the 45-day period.

                  3. Terms of Public Offering. The Company and Orion are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and Orion are further advised by you that the Shares are to be offered to the public initially at $22.00 a share (the "PUBLIC OFFERING PRICE") and to certain


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dealers selected by you at a price that represents a concession not in excess of
$0.20 a share under the Public Offering Price.

                  4. Payment and Delivery. Payment for the Preferred Shares to be sold by Orion shall be made to Orion in Federal or other funds immediately available in New York City against delivery of such Preferred Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on October 31, 2003, or at such other time on the same or such other date, not later than November 7, 2003, as shall be mutually agreed upon among the Company, Orion and you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         The Preferred Shares shall be delivered in electronic form through the facilities of the Depository Trust Company ("DTC") and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Preferred Shares shall be delivered to DTC on the Closing Date, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Preferred Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

                  5. Conditions to the Underwriters' Obligations. The obligations of Orion to sell the Preferred Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Preferred Shares on the Closing Date are subject to the following further conditions:

                  (a) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

                  (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate an improvement, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (c) The Underwriters and Orion shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(b)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (d) The Underwriters and the Company shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of Orion, to the effect that the representations and warranties of Orion contained in this Agreement are true and correct as of the Closing Date.

                  (e) The Underwriters shall be reasonably satisfied that (i) notice of the application to the Bankruptcy Court for the Sale Order was properly served on all entities which are purportedly bound by the Sale Order and all entities whose rights might be infringed or affected by the Sale Order or the sale of the Preferred Shares to the Underwriters pursuant to this Agreement; (ii) the Sale Order is not subject to a stay, appeal or motion for rehearing, reconsideration, revocation or like relief; (iii) the Sale Order has not been amended or supplemented since its entry (other than with the consent of the Underwriters acting reasonably) and is on the Closing Date in full force and effect; (iv) the Sale Order is final and not subject to any post-entry review or reconsideration; and (v) the sale of the Preferred Stock to the Underwriters pursuant to this Agreement will, upon closing, comply in all material respects with the requirements of the Sale Order.

                  (f) The Underwriters and Orion shall have received on the Closing Date an opinion of Baker Botts L.L.P., outside counsel for the Company, to the effect that:

                           (i) the Company has been duly incorporated, is
                  validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                           (ii) the authorized capital stock of the Company
                  conforms as to legal matters to the description thereof contained in the Prospectus;

                           (iii) the Preferred Shares have been duly authorized
                  and validly issued and are fully paid and non-assessable and are not subject to any preemptive or similar rights under the Company's certificate of incorporation or by-laws or under Delaware General Corporation Law or, to the best of such counsel's knowledge, any agreement to which the Company is a party;

                           (iv) the shares of Common Stock reserved for issuance
                  upon conversion of the Preferred Shares have been duly authorized and reserved and, when issued upon conversion of the Preferred Shares in accordance with the terms of the Preferred Shares, will be validly issued, fully paid and non-assessable, and the issuance of the shares of Common Stock will not be subject to any preemptive or similar rights under the Company's certificate of incorporation or by-laws or under Delaware General Corporation Law or, to the best of such counsel's knowledge, any agreement to which the Company is a party;

                           (v) the Rights Agreement has been duly authorized by
                  the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the Common Shares, will be validly issued, and the Shares of Junior Participating Preferred Stock, Series I, issuable upon exercise of the Rights have been duly authorized by the Company and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable;

                           (vi) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (vii) the execution and delivery by the Company of,
                  and the performance by the Company of its obligations under, this Agreement and the Rights Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company;

                           (viii) the statements (A) in the Prospectus under the
                  captions "Description of the Convertible Preferred Stock" and "Description of Valero Capital Stock", (B) in the Registration

                  Statement in Item 15 and (C) incorporated by reference into the Prospectus under the caption "Information We Incorporate By Reference" in the report on Form 8-A/A dated May 10, 2001, in each case insofar as such statements constitute summaries of legal matters, accurately present the information called for with respect to such legal matters, documents and proceedings and accurately summarize the matters referred to therein; and

                           (ix) the Company is not required to register as an
                  "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                           In addition, such counsel shall state that nothing has come to such counsel's attention to cause such counsel to believe that (A) the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not comment) do not comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder or
         (B)(i) (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective or at the time of the execution of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (g) The Underwriters and Orion shall have received on the Closing Date an opinion of Jay D. Browning, Esq., Vice President and Corporate Secretary of the Company, to the effect that:

                           (i) the Company is duly qualified to transact
                  business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (ii) each Significant Subsidiary of the Company has
                  been duly formed, is validly existing in good standing under the laws of the jurisdiction of its formation, has the corporate, limited liability company, limited partnership or partnership power and authority to own its property and to conduct its business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (iii) the Common Shares outstanding prior to the
                  issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

                           (iv) all of the issued shares of capital stock of
                  each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                           (v) the execution and delivery by the Company of, and
                  the performance by the Company of its obligations under, this Agreement and the Rights Agreement will not contravene any agreement or other instrument binding upon the Company or any of its subsidiaries that is known to such counsel and material to the Company and its subsidiaries, taken as a whole, or to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency that has not already been obtained is required for the performance by the Company of its obligations under this Agreement or the Rights Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

                           (vi) the statements (A) in the Prospectus under the
                  captions "Risk Factors-Compliance with and changes in environmental laws could adversely affect our performance" and "-A patent dispute with Unocal could adversely affect us," (B) in the Registration Statement in Item 15 and (C) incorporated by reference into the Prospectus under the caption "Item 1-Business & Properties-Environmental Matters" and "Item 3-Legal Proceedings" in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, in each case insofar as such statements constitute summaries of legal matters, accurately present the information called for with respect to such legal matters, documents and proceedings and accurately summarize the matters referred to therein;

                           (vii) after due inquiry, such counsel does not know
                  of any legal or governmental investigations or proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                           (viii) nothing has come to such counsel's attention
                  to cause such counsel to believe that the Company and its subsidiaries (A) are not in compliance with any and all applicable Environmental Laws, (B) have not received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses or (C) are not in compliance with all terms and conditions of any such permit, license or approval, except as described in the Prospectus and except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

                           (ix) the documents incorporated by reference in the
                  Prospectus (except for the consolidated financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the Commission or to the extent such documents were subsequently amended prior to the date hereof, at the time so amended, complied as to form in all material respects with the requirements of the Exchange Act and the regulations thereunder.

                  In addition, such counsel shall state that nothing has come to such counsel's attention to cause such counsel to believe that (A) the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not comment) do not comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder or (B)(i) (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective or at the time of the execution of this

         Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                      The opinions of Baker Botts L.L.P. and Jay D. Browning, Esq. referred to in paragraphs 5(f) and 5(g) above shall be rendered to the Underwriters and Orion at the request of the Company and shall so state therein.

                  (h) The Underwriters shall have received on the Closing Date opinions of Vinson & Elkins L.L.P., and Morris, Nichols, Arsht and Tunnel, counsel for Orion, dated the Closing Date substantially in the forms attached hereto as Exhibit A and Exhibit B respectively.

                  In rendering such opinion, Vinson & Elkins L.L.P. may rely as to matters governed by the laws of states other than Texas or Federal laws on local counsel in such jurisdictions, provided that in each case Vinson & Elkins L.L.P. shall state that they believe that they and the Underwriters are justified in relying on such other counsel.

                  (i) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date in form and substance satisfactory to the Underwriters.

                  (j) The Underwriters shall have received, on the Closing Date, a letter dated the Closing Date in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  6. Covenants of the Company. In further consideration of the agreements of the Underwriters and Orion herein contained, the Company covenants with each Underwriter and Orion as follows:

                  (a) To furnish to you, without charge, two conformed copies of the Registration Statement (including exhibits and documents incorporated by reference thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and, during the period mentioned in Section 6(d) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (b) During the period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, before amending or supplementing the Registration Statement or the Prospectus, (including by filing any document that would as a result thereof be incorporated by reference in the Prospectus) to furnish to you a copy of each such proposed amendment, supplement or other document and not to file any such proposed amendment, supplement or other document to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) During the period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, to file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (d) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus, so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (e) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to maintain such qualifications for as long as the Underwriters shall reasonably request.

                  (f) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending December 31, 2004 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (g) To comply with all rules and regulations of the New York Stock Exchange in respect of the listing of the Common Shares and to use its best efforts to cause the Common Shares to be eligible for trading thereon.

                  7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities herein above specified, (ii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iii) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with any required review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (iv) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Common Shares on the New York Stock Exchange, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any one "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and any such consultants, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section, provided that the Underwriters agree to pay all of the costs and expenses relating to any "road show" relating directly to the Underwriters, including the cost of chartering any aircraft. It is understood that (i) except as provided in this Section, Section 8 entitled "Indemnity and Contribution", and the last paragraph of Section 10 below, the Underwriters and Orion will pay all of their respective costs and expenses, including fees and disbursements of their respective counsel, stock transfer taxes payable on resale of any of the Shares by the Underwriters and any advertising expenses connected with any offers the Underwriters may make, and (ii) Orion will pay all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon.

                  8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, Orion, the directors of Orion, the officers of Orion and each person, if any, who controls any Underwriter or Orion within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to Orion furnished to the Company in writing by Orion directly or through counsel expressly for use therein or relating to any Underwriter furnished to the Company in writing by such Underwriter through you or through your counsel expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

                  (b) Orion agrees to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement, each Underwriter and each person, if any, who controls the Company or any Underwriter within the meaning of either
         Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to Orion furnished to the Company in writing by Orion directly or through counsel expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement, Orion and each person, if any, who controls the Company or Orion within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you or through your counsel expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) or 8(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
         (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for Orion and all persons, if any, who control Orion within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by the Underwriters. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for Orion and such control persons of Orion, such firm shall be designated in writing by Orion. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (e) To the extent the indemnification provided for in Section 8(a), 8(b) or 8(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such subsection, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and Orion on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by Orion and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares; provided, however, that nothing herein shall be construed to prevent the Company and Orion from allocating any such losses, claims, damages or liabilities between themselves pursuant to a separate agreement between such parties. The relative fault of the Company and Orion on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Orion on the one hand or by the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                  (f) The Company, Orion and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) Orion shall not be required to contribute any amount in excess of the proceeds received by Orion from the Underwriters in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (g) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or the Company or Orion, their officers or directors or any person controlling the Company or Orion and acceptance of and payment for any of the Shares.

                  9. Termination. This Agreement shall be subject to termination by notice given by you to the Company and Orion, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth the aggregate number of Shares to be purchased, and arrangements satisfactory to you, the Company and Orion for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or Orion. In any such case you, the Company or Orion shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or Orion to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or Orion shall be unable to perform its obligations under this Agreement, the non-complying party will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                  11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                  13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                  14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the

Underwriters shall be given to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (telefax: 212-816-7457); Attention: General Counsel, and to Lehman Brothers, 745 Seventh Avenue, New York, New York 10025 (telefax: 212-526-0943); Attention: Syndicate Department. Notices to the Company shall be given to it at One Valero Place, San Antonio, Texas, 78212 (telefax:
210-370-2646); Attention: Corporate Secretary. Notices to Orion shall be given to it at Orion Refinery Corp., P.O. Box 537, Norco, Louisiana 70079; Attention:
Mr. Richard S. Rayzor.

                                 Very truly yours,


                                 VALERO ENERGY CORPORATION


                                 By:  /s/ Michael S. Ciskowski
                                      ------------------------------------------
                                      Name:  Michael S. Ciskowski
                                      Title: Executive Vice President and
                                             Chief Financial Officer


                                 ORION REFINING CORPORATION


                                 By:  /s/ Steven L. Victor
                                      ------------------------------------------
                                      Name:  Steven L. Victor
                                      Title: Chief Restructuring Officer

Accepted as of the date hereof,
on behalf of the Underwriters
named in Schedule I hereto


CITIGROUP GLOBAL MARKETS INC.


By: /s/ Mario Rodriguez
    -------------------------------------------
    Name:  Mario Rodriguez
    Title: Managing Director
           Global Energy Investment Banking


LEHMAN BROTHERS INC.

By: /s/ Joe Castle
    -------------------------------------------
    Name:  Joe Castle
    Title: Senior Vice President

                                                                      SCHEDULE I

                                                                       NUMBER OF SHARES TO BE
                       UNDERWRITERS                                          PURCHASED
------------------------------------------------------------           ----------------------
Citigroup Global Markets Inc................................                 4,230,000

Lehman Brothers Inc.........................................                 4,230,000

                                                                       ----------------------
         Total:.............................................                 8,460,000

                                                                       EXHIBIT A

                                October __, 2003

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10025


Re:      Orion Refining Corporation
         8,460,000 Shares of Preferred Stock

Ladies and Gentlemen:


         We have acted as counsel for Orion Refining Corporation, a Delaware corporation (the "Selling Stockholder") and a stockholder of Valero Energy Corporation, a Delaware corporation (the "Company"), in connection with the purchase by you (the "Underwriters") from the Selling Stockholder pursuant to the Underwriting Agreement dated October __, 2003 (the "Underwriting Agreement") among the Underwriters, the Company and the Selling Stockholder, of an aggregate of 8,460,000 shares of the Company's 2% Mandatory Convertible Preferred Stock, liquidation preference $25 per share (the "Preferred Shares").

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Registration Statement on Form S-3 (Registration No. 333-106949)(the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on July 11, 2003 and Amendment No. 1 thereto filed with the Commission on August 18, 2003, Amendment No. 2 thereto filed with the Commission on September 18, 2003 and Amendment No. 3 thereto filed with the Commission on October 14, 2003 with respect to the registration of the sale of up to 8,460,000 Preferred Shares under the Securities

Act of 1933 (the "Securities Act"); (b) the final prospectus dated October __, 2003, as filed with the Commission pursuant to Rule 424(b) under the Securities Act (the "Base Prospectus"); (c) the final Prospectus Supplement dated October __, 2003 to the Base Prospectus (the "Prospectus Supplement" and together with the Base Prospectus, the "Prospectus"); (d) the Underwriting Agreement; and (e) certificates representing the Preferred Shares. As to questions of fact material to this opinion and not independently established by us, we have relied, to the extent we have deemed appropriate, upon certificates of officers or representatives of the Company or the Selling Stockholder. Capitalized terms used but not defined herein are used with the same meanings ascribed to them in the Underwriting Agreement.

         Based on the foregoing, we are of the opinion that no consent, approval, authorization or filing with any Texas or Federal governmental authority is required to be obtained or made by the Selling Stockholder in connection with the execution and delivery by the Selling Stockholder of the Underwriting Agreement or the consummation of the sale of the Preferred Stock to the Underwriters pursuant to the Underwriting Agreement, except for any consents, approvals, authorizations or filings required pursuant to state securities or blue sky laws or pursuant to state or Federal bankruptcy laws (as to which we express no opinion) and those consents, approvals, authorizations or filings already obtained or made.

         The foregoing relates only to requirements of Texas and Federal law that are of general application and that, in our experience, are likely to have application to transactions of the nature herein referenced (and not to requirements of any law that might be implicated by reason of the specific business activities of any of the above referenced entities).

         We express no opinion herein as to any matters governed by any law other than the laws of the State of Texas and the Federal law of the United States of America.

         We are furnishing this opinion to you solely for your benefit. This opinion may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

                                                                       EXHIBIT B

                                October __, 2003

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10025


Re:      Orion Refining Corporation

Ladies and Gentlemen:

         We have acted as special Delaware and bankruptcy counsel to Orion Refining Corporation, a Delaware corporation ("Orion") and a debtor and debtor-in-possession in a case pending under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), in connection with the authorization, execution and delivery by Orion of the Underwriting Agreement dated October __, 2003 (the "Underwriting Agreement") by and among Orion, Valero Energy Corporation, Lehman Brothers Inc. and Citigroup Global Markets Inc. in accordance with the Order: (A) Authorizing The Debtor To Enter Into Underwriting Agreement With Valero Energy Corporation, Lehman Brothers, Inc. And Citigroup Global Markets Inc. In Connection With The Debtor's Monetization Of Certain Preferred Stock; (B) Approving Underwriting Agreement; (C) Authorizing The Debtor To Sell Preferred Stock Free And Clear Of All Liens, Claims, Interests And Encumbrances; and (D) Granting Related Relief, dated October 9, 2003 (D.I.
620) (the "Sale Order"). Capitalized terms used herein and not otherwise defined are used as defined in the Underwriting Agreement.

         In rendering this opinion, we have examined and relied upon copies of the following documents in forms provided to us: the Underwriting Agreement; the Sale Order; the Certificate of Incorporation of Orion filed with the Office of the Secretary of State of the State of Delaware; the By-Laws of Orion; certain corporate records and minutes of Orion, including without limitation, resolutions of the board of directors of Orion approving and authorizing the execution and delivery by Orion of the Underwriting Agreement in accordance with the Sale and Order; and an Officer's Certificate given by the Secretary of Orion dated October ___, 2003 attached to this Opinion (the "Officer Certificate"); Certificates given by the directors of Orion dated October ___, 2003 attached to the Officer

Certificate (the "Director Certificates"); that certain Security Agreement made by Orion and certain other parties party thereto in favor of General Electric Capital Corporation ("GECC"), as Administrative Agent, dated as of February 28, 2002 (the "Security Agreement"), granting GECC an irrevocable proxy with full power of substitution (the "Original Proxy") to exercise voting rights with respect to all shares of stock of Orion (the "Shares") held by Special Situations Holdings X LLC-Orion ("CSFB"); a letter from GECC to CSFB dated October ___, 2003 attached hereto granting CSFB voting rights with respect to the Shares (the "CSFB Proxy"); a letter from CSFB to E. Baines Manning dated October ___, 2003 attached hereto granting Mr. Manning voting rights with respect to the Shares (the "Manning Proxy" and, together with the Original Proxy and the CSFB Proxy, the "Proxies"); and a written consent dated October ___, 2003 executed by Mr. Manning and delivered to the Secretary of Orion at the principal place of business thereof (the "Consent"). In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a party to the documents examined by us under the laws of the jurisdiction of its formation or organization; (ii) except to the extent addressed by our opinion set forth in paragraph 1, below, the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents by each of the signatories thereto; (iii) that the Underwriting Agreement constitutes a legal, valid and binding agreement of each of the parties thereto and is enforceable against each of the parties thereto in accordance with its terms; and (iv) that the documents examined by us express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been supplemented, amended or otherwise modified. We have also assumed that the Proxies are valid and enforceable in accordance with their terms and that Mr. Manning is duly authorized pursuant thereto to execute and deliver the Consent. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We have not reviewed any documents other than those identified above in connection with this opinion and we have assumed that there are no documents that are contrary to or inconsistent with the opinions expressed herein. Further, we express no opinion with respect to any offering materials relating to the Preferred Shares and assume no responsibility for their contents. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

         To the extent our opinion set forth in paragraph 3 below relates to the requirement for any consent, approval, waiver, license or authorization or other action by or filing with any Delaware governmental authority, our opinion relates only to requirements of Delaware law that are of general application and that, in our experience, are likely to have application to transactions of the nature herein referenced (and not to requirements of law that might be implicated by reason of the specific business activities of any of the above-referenced entities). For purposes of our opinion set forth in paragraph 4 below, we have relied exclusively on a review of the docket of the Bankruptcy Court on October ___, 2003.

         Based on and subject to the foregoing, and limited in all respects to matters of Delaware law and federal bankruptcy law, it is our opinion that:

         1. The Underwriting Agreement has been duly authorized, executed and delivered on behalf of Orion.

         2. Orion has the requisite corporate power and authority to execute and deliver the Underwriting Agreement and to sell, assign, transfer and deliver the Preferred Shares to be sold by Orion pursuant to the Underwriting Agreement.

         3. No consent, approval, waiver, license or authorization or other action by or filing with the Bankruptcy Court or any other Delaware governmental authority is required in connection with the execution and delivery by Orion of the Underwriting Agreement and the sale, assignment, transfer and delivery of the Preferred Shares to be sold by Orion pursuant to the Underwriting Agreement.

         4. The Sale Order has been entered, is in full force and effect in accordance with its terms and has not been amended, stayed, vacated or rescinded. Pursuant to paragraph 7 of the Sale Order, upon consummation of the sale of the Preferred Shares pursuant to the procedures established by the Sale Order and Orion's receipt of the purchase price for the Preferred Shares, the Preferred Shares shall be free and clear of all liens, claims, interests and encumbrances of any kind and nature.

         This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to the present facts and our review of the above-referenced documents and the application of Delaware law and federal bankruptcy law as the same exist on the date hereof, and we undertake no duty to update or supplement this opinion for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addresses hereof in connection with the transactions contemplated hereby and may not be relied upon by any other person or entity or for any other purpose without our prior written consent.

                                 Very truly yours,



                                 MORRIS, NICHOLS, ARSHT AND TUNNEL


                                 Jonathan I. Lessner